Exhibit 10.35

PROMISSORY NOTE

Loan Amount:	$1,250,000.00

FOR VALUE RECEIVED, Can B̅ Corp., a Florida corporation (“Payor”), promises to pay to TWS Pharma, LLC, a Wisconsin limited liability company, (“Payee”), the principal sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (this amount is called “Principal”), together with interest on the unpaid Principal balance and accumulated interest at the rate of six percent (6%) simple interest per annum, for a term of twelve (12) months, to be paid on or before the date twelve months from Closing (the “Maturity Date”).

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Equipment Purchase Agreement dated of even date herewith (the “Purchase Agreement”), by and between Payor and Payee. All terms and conditions of the Purchase Agreement are incorporated in this Note and made a part of this Note. Capitalized terms used in this Note that are not otherwise defined in this Note shall have the respective meanings set forth in the Purchase Agreement.

1. Payments. Payor shall make twelve (12) equal monthly payments of principal and interest of One Hundred, Seven Thousand, Five Hundred, Eighty-Three Dollars and Four Cents ($107,583.04) to Payee commencing at Closing and on the same day of each month thereafter during the term of this Note and a final payment of all outstanding Principal and interest on the Maturity Date. All payments of Principal and interest on this Note shall be made by check at Payee’s address, 2222 American Boulevard, De Pere, WI 54115, or at such other place as Payee shall designate to Payor in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If the payment of Principal or interest on this Note is due on a day that is not a business day, such payment shall be due on the next succeeding business day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. Business day means any day other than a Saturday, Sunday, or Federal holiday. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest and then to Principal.

2. Security. The first $500,000 of payments under this Note is secured by a stock power, which shall be held in Escrow pursuant to an Escrow Agreement executed by Payor and Payee. The Payee shall be entitled to all the benefits of the security as provided in the stock power, provided that the Payee shall not be obligated to proceed first against the collateral but may proceed directly on this Note. In the event the Payee proceeds against the collateral and the proceeds of same are inadequate to pay any amounts due on this Note, the Payor shall remain liable for any deficiency.

3. Prepayment. Payor may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding Principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of Principal prepaid calculated to the date of such prepayment. Any partial prepayments of Principal shall be applied against the Principal balance outstanding.

4. Default. The occurrence of any one or more of the following events with respect to Payor shall constitute an event of default hereunder (“Event of Default”):

(a) If Payor fails to pay any past due payment of Principal or interest on this Note on its due date and then within five (5) business days of Payor’s receipt of written notice from Payee of failure to make payment. Five (5) business days shall be computed from the date of Payor’s receipt of Payee’s written notice to Payor of the past due payment.

(b) If Payor fails to comply with or to perform any other term, obligation, covenant, or condition contained in this Note, the Purchase Agreement, or in any other agreement between Payor and Payee.

(c) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Payor: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (iv) makes an assignment for the benefit of its creditors; or (v) becomes insolvent or takes or fails to take any action which constitutes an admission of its inability to pay its debts when due.

(d) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Payor in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator, or similar official for Payor or substantially all of Payor’s properties; or (iii) orders the liquidation of Payor; and (iv) in each case the order or decree is not dismissed within sixty (60) days.

(e) Upon the dissolution of Payor or Payor’s sale of substantially all of its assets, or other termination of Payor’s existence as a going concern.

5. Remedies. Upon the occurrence of an Event of Default, Payor shall pay interest at the rate of eighteen percent (18.00%) per annum of the entire amount in default until Payor has cured all defaults. Additionally, Payee may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to accelerate and collect from Payor all indebtedness due under this Note. Payor shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies under this Note, including, without limitation, Payee’s reasonable attorneys’ fees, expenses for bankruptcy proceedings (including, efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Payor will also pay any courts costs, in addition to all other sums provided by law.

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6. Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Payor will be deemed to be a waiver of any obligation of Payor or of the right of Payee to take further action without notice or demand as provided in this Note. Payor hereby waives presentment, demand, protest and notice of dishonor and protest and all other notices required by law.

7. JURY WAIVER. PAYEE AND PAYOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PAYEE OR PAYOR AGAINST THE OTHER.

8. Governing Law. The validity of this Note, its interpretations and any disputes arising from, or relating in any way to this Note, shall be governed by the internal laws of New york, without regard to conflict of law principles.

9. Jurisdiction. The Parties consent to the exclusive personal jurisdiction of the federal courts located in the Eastern District of Wisconsin or the Wisconsin state court located in Brown County, Wisconsin over any action arising out of or relating to this Note and waives any objection they may now or hereafter have to venue or to convenience of forum.

10. Interpretation. This Note is intended by Payor and Payee as the final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing.

11. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the Purchase Agreement.

12. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13. Assignment. This Note may not be assigned by Payor without Payee’s prior written consent, which may be withheld in Payee’s sole discretion. This Note may be assigned by Payee. Upon receipt of notice of assignment, Payor shall make all future payments due under this Note to the assignee as directed in writing by Payee.

14. Binding Effect. This Note will be binding in all respects upon Payor and its successors in interest and inure to the benefit of Payee and its successors and assigns.

15. Construction. The headings in this Note are provided for convenience only and will not affect its construction or interpretation. All words used in this Note will be construed to be of such gender or number as the circumstances require.

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IN WITNESS WHEREOF, Payor has executed and delivered this Note on the 12th day of August, 2021.

PAYOR:
CAN B CORP.

By:	Marco Alfonsi
Its:	CEO

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